                                                                     EXHIBIT 1.2

                              PRICING AGREEMENT FOR
                             PUBLICLY OFFERED NOTES

                                                               February 25, 2004

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York  10010-3629

Credit Suisse First Boston (Europe) Limited
One Cabot Square
London E14 4QJ

J.P. Morgan Securities Inc.
270 Park Avenue
10th Floor
New York, New York  10017

J.P. Morgan Securities Ltd.
125 London Wall
London EC2Y 5AJ

Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ

Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey Street
New York, NY 10080

Ladies and Gentlemen:

                  SLM Funding LLC, a Delaware limited liability company (the "Company"), and the Student Loan Marketing Association, a corporation formed under the laws of the United States of America ("SLMA"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 25, 2004 (the "Underwriting Agreement"), between the Company and SLMA, on the one hand, and Credit Suisse First Boston LLC, Credit Suisse First Boston (Europe) Limited, J.P. Morgan Securities Inc., J.P. Morgan Securities Ltd., Merrill Lynch International and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on the other hand, that the Company caused the trust (the "Trust") to be formed pursuant to a trust agreement, dated as of February 19, 2004, between the Company and Chase Manhattan Bank USA, National Association, as eligible lender trustee (the "Eligible Lender Trustee") which trust agreement will be amended and restated by an Amended and Restated Trust Agreement, dated as of the Time of Delivery, among the Company, the Eligible Lender Trustee and the Indenture Trustee (defined below), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Student Loan-Backed Notes (the "Notes") specified in Schedule II hereto (the "Designated Securities"). The Notes will be issued and secured pursuant to the Indenture, dated as of March 1, 2004, among the Trust, the Eligible Lender Trustee and The Bank of New York, as indenture trustee (the "Indenture Trustee").

                  Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                  The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in
Schedule II.

                  During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including Time of Delivery, the Company agrees, and SLMA agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell or contract to sell, or otherwise dispose of, securities substantially similar to the Designated Securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

                  Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, with the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the FSMA does not apply to the Trust; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

                  Credit Suisse First Boston (Europe) Limited, in its capacity as Stabilizing Manager in respect of the class A-5 Notes, may, to the extent permitted by applicable laws, over-allot and effect transactions in any over-the-counter market or otherwise in connection with the distribution of the Cass A-5 Notes with a view to supporting the market price of the Cass A-5 Notes at levels higher than those which might otherwise prevail in the open market, but in doing so it shall not act as agent of the Company and any loss resulting from over-allotment or stabilization will be borne, and any profit arising from them shall be retained, by the Stabilizing Manager or, as the case may be, the Underwriters. The Company represents, warrants and undertakes to the Underwriters that the Trust has been informed of, and was informed, prior to any public announcement of the issue of the Notes, of the existence of the Financial Services Authority's informational guidance referred to in MAR 2.3.2R(4) of the price stabilising rules made under section 144(1) of the Financial Services and Markets Act 2000, and the Trust has not issued and will not issue, without the prior consent of the Stabilising Manager, any communication to which MAR 2.3.2R(1) of those rules applies unless that communication adequately discloses that stabilising action may take place in relation to the issue of the Notes and complies with MAR 2.3.3E of those rules.

                  If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and SLMA. It is understood that your acceptance of this letter is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and SLMA for examination upon request, but without warranty on the part of the Underwriters as to the authority of the signers thereof.

                                              Very truly yours,

                                              SLM FUNDING LLC

                                              By:  /s/    MARK L. HELEEN
                                                 Name:    Mark L. Heleen
                                                 Title:   Vice President

                                              STUDENT LOAN MARKETING ASSOCIATION

                                              By:  /s/    MICHAEL E. SHEEHAN
                                                 Name:    Michael E. Sheehan
                                                 Title:   Vice President

Accepted as of the date hereof:

CREDIT SUISSE FIRST BOSTON LLC

By:  /s/   JONATHAN CLARK
   Name:   Jonathan Clark
   Title:  Director

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

By:  /s/   ISABEL FARAGALLI
   Name:   Isabel Faragalli
   Title:  Authorized Signatory

J.P. MORGAN SECURITIES INC.

By:  /s/   ANTHONY HERMANN
   Name:   Anthony Hermann
   Title:  Vice President

J.P. MORGAN SECURITIES LTD.

By:  /s/   LUCY PURKISS
   Name:   Lucy Purkiss
   Title:  Vice President

MERRILL LYNCH INTERNATIONAL

By:  /s/   ASHLEY KIBBLEWHITE
   Name:   Ashley Kibblewhite
   Title:  Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:  /s/   GEOFFREY R. WITT
   Name:   Geoffrey R. Witt
   Title:  Authorized Signatory

                                   SCHEDULE I

                 AMOUNT OF DESIGNATED SECURITIES TO BE PURCHASED

    UNDERWRITER                        CLASS A-1      CLASS A-2     CLASS A-3    CLASS A-4          CLASS A-5         CLASS B
Credit Suisse First Boston LLC       $118,000,000   $146,000,000  $136,000,000  $174,000,000   (euro)          0  $      30,745,000

Credit Suisse First Boston (Europe)
Limited                              $          0   $          0  $          0  $          0   (euro)167,000,000  $               0

J.P. Morgan Securities Inc.          $119,000,000   $145,000,000  $136,000,000  $174,000,000   (euro)          0  $      30,750,000

J.P. Morgan Securities Ltd.          $          0   $          0  $          0  $          0   (euro)167,000,000  $               0

Merrill Lynch International          $          0   $          0  $          0  $          0   (euro)166,000,000  $               0

Merrill Lynch, Pierce, Fenner &
Smith Incorporated                   $118,000,000   $146,000,000  $136,000,000  $174,074,000   (euro)          0  $      30,750,000
                                     ------------   ------------  ------------  ------------   -----------------  -----------------
TOTAL                                $355,000,000   $437,000,000  $408,000,000  $522,074,000   (euro)500,000,000  $      92,245,000
                                     ============   ============  ============  ============   =================  =================

                                 SCHEDULE I - 1

                                   SCHEDULE II

TITLE OF EACH CLASS OF DESIGNATED SECURITIES:

                  Floating Rate Class A-1 Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-1")
                  Floating Rate Class A-2 Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-2")
                  Floating Rate Class A-3 Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-3")
                  Floating Rate Class A-4 Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-4")
                  Floating Rate Class A-5 Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-5")
                  Floating Rate Class B Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class B")

AGGREGATE PRINCIPAL AMOUNT OF EACH CLASS:

                  Class A-1:        $355,000,000
                  Class A-2:        $437,000,000
                  Class A-3:        $408,000,000
                  Class A-4:        $522,074,000
                  Class A-5:   (euro)500,000,000
                  Class B:          $ 92,245,000

PRICE TO PUBLIC OF EACH CLASS:

                  Class A-1:        100.0%
                  Class A-2:        100.0%
                  Class A-3:        100.0%
                  Class A-4:        100.0%
                  Class A-5:        100.0%
                  Class B:          100.0%

PURCHASE PRICE BY UNDERWRITERS OF EACH CLASS:

                  Class A-1:        99.850%
                  Class A-2:        99.820%
                  Class A-3:        99.800%
                  Class A-4:        99.775%
                  Class A-5:        99.700%
                  Class B:          99.650%

                                 SCHEDULE II - 1

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:                Same Day Funds

INDENTURE: Indenture, dated as of March 1, 2004, among The Bank of New York, as Indenture Trustee, the SLM Student Loan Trust 2004-2, and Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee.

MATURITY:

                  Class A-1:        January 2010 Distribution Date
                  Class A-2:        April 2013 Distribution Date
                  Class A-3:        January 2016 Distribution Date
                  Class A-4:        October 2019 Distribution Date
                  Class A-5:        January 2024 Distribution Date
                  Class B:          July 2039 Distribution Date

INTEREST RATE:

                  Class A-1:        interpolated 1/2 month LIBOR* minus 0.01%
                  Class A-2:        interpolated 1/2 month LIBOR* plus 0.02%
                  Class A-3:        interpolated 1/2 month LIBOR* plus 0.08%
                  Class A-4:        interpolated 1/2 month LIBOR* plus 0.13%
                  Class A-5:        interpolated 1/2 month EURIBOR* plus 0.18%
                  Class B:          interpolated 1/2 month LIBOR* plus 0.47%

--------------
         * As to initial Accrual Period; thereafter, Three-month LIBOR or EURIBOR, as applicable.

FORM OF DESIGNATED SECURITIES:  Book-Entry (DTC, Clearstream, Luxembourg and/or
                                  Euroclear)

TIME OF DELIVERY: March 4, 2004

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:
         Student Loan Marketing Association
         11600 Sallie Mae Drive
         Reston, VA  20193

                                 SCHEDULE II - 2

NAMES AND ADDRESSES OF REPRESENTATIVES:

                  Credit Suisse First Boston LLC
                  Eleven Madison Avenue
                  New York, New York  10010-3629
                  Facsimile:  (212) 325-9808
                  Attention:  Jonathan Clark

                  Credit Suisse First Boston (Europe) Limited
                  One Cabot Square
                  London UK E14 4QJ
                  Facsimile:  011-44-20-7890-2310
                  Attention:  Syndicate Desk

                  J.P. Morgan Securities Inc.
                  270 Park Avenue
                  New York, New York 10017
                  Facsimile: (212) 834-6081
                  Attention: Brian McDonald

                  J.P. Morgan Securities Ltd.
                  125 London Wall
                  London EC2Y 5AJ
                  United Kingdom
                  Facsimile: 011-44-20-7325-8240
                  Attention:  Head of Transaction Execution Group

                  Merrill Lynch International
                  Merrill Lynch Financial Centre
                  2 King Edward Street
                  London EC1A 1HQ
                  Facsimile:  011-44-207-995-2968
                  Attention:  Linda Diotallevi

                  and

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center
                  10th Floor - 250 Vesey Street
                  New York, New York 10080
                  Facsimile:  (212) 449-9015
                  Attention:  Geoffrey R. Witt

                                 SCHEDULE II - 3

MODIFICATIONS TO UNDERWRITING AGREEMENT (SOLELY FOR PURPOSES OF THIS PRICING AGREEMENT):

         1. The following sentence is hereby added to the end of the second paragraph of the Underwriting Agreement:

                  In addition, the Trust will enter into an interest rate cap agreement (the "Interest Rate Cap Agreement") with Bank of America, N.A. (the "Cap Counterparty") and separate currency swap agreements (the "Class A-5 Currency Swap Agreement" and the "Class A-6 Currency Swap Agreement" and, together with the Interest Rate Cap Agreement, the "Swap Agreements") with CDC IXIS Capital Markets, acting through its London Branch (the "Currency Swap Counterparty" and, together with the Cap Counterparty, the "Swap Counterparties").

         2. The following paragraph is hereby added to Section 7 of the Underwriting Agreement:

                  (n) Swap Agreements shall have been entered into by the Trust and the Swap Counterparties, and the Underwriters shall have received a copy, addressed to them or on which they are otherwise entitled to rely, of each opinion of counsel required to be delivered thereunder to them at or before the Time of Delivery, and a copy of each certificate required to be delivered thereunder to them at or before the Time of Delivery.

                  (o) The Class A-5 Notes shall have been approved for listing on the Luxembourg Stock Exchange.

         3. Section 7(l) of the Underwriting Agreement is hereby modified as follows:

         At the Time of Delivery, the aggregate principal amount of the Underwriters' Securities as specified in the related Pricing Agreement for the Designated Securities shall have been sold by the Company to the Underwriters, and the aggregate amount of the related Certificates, if any, as specified in the related underwriting agreement for such Certificates shall have been sold by the Company to the underwriters specified in such underwriting agreement, and at the Time of Delivery for the Reset Rate Notes, as defined in the Note Purchase Agreement, dated the date hereof, among Credit Suisse First Boston (Europe) Limited, J.P. Morgan Securities Ltd. and Merrill Lynch International, as initial purchasers (the "Initial Purchasers"), the Company and SLMA, the aggregate principal amount of the Reset Rate Notes as specified in Schedule I to such purchase agreement shall have been sold by the Company to the Initial Purchasers.

                                 SCHEDULE II - 4